Exhibit 99.1

                 SHELLS OPENS NEW RESTAURANT IN CLEARWATER BEACH

    CLEARWATER BEACH, Fla., March 22 /PRNewswire-FirstCall/ -- Shells (OTC Bulletin Board: SHLL) unveiled a spectacular new waterfront restaurant here today, celebrating its first new opening since 1999.

    Featuring panoramic views of the bay from several spacious indoor dining areas, the main bar, a large private dining room, and a huge outdoor deck just steps from the beach, the 11,000-square-foot restaurant's design reflects the fresh, quality seafood that Shells is known for. Accents capturing the spirit of the sea are present throughout, beginning with a towering lighthouse extending from the roof, which is readily visible from both the beach and street.

    Focal points include a pair of large saltwater aquariums, and trophy-size sport fish including a large blue marlin, a sailfish, a bluefish and a hammerhead shark. Warm, festive fabrics and colors including deep coral blue, bright summer yellow, and washed red combine with alabaster stone lighting and light woods to create a laid-back, contemporary ambiance.

    "Shells is all about enjoying a wide variety of the freshest, highest-quality seafood available and we've created a relaxing, yet lively environment where you'll be as comfortable in shorts as you are when dressed up," said Leslie Christon, Shells President & CEO. "We're thrilled and proud to welcome guests into this beautiful new restaurant to share a delicious meal, celebrate a special occasion, or just enjoy drinks, appetizers, and the sunset from our deck."

    With a distinctive Florida feel, the decor package also includes photographs of beaches, the Everglades, fishing piers and wildlife, as well as fishing rods, long oars and buoy markers. From the restaurant's outdoor bar and deck area, which often will feature live music, passing fishing boats and dolphins are frequently spotted.

    "It's a great restaurant and fun location," said General Manager Gemma Howley, who moved from south Florida to assume the restaurant's helm. "There's never a dull moment. We're excited to open and share this excitement with both residents and visitors of Clearwater Beach."

    Suspended in the lighthouse rafters above the large, octagonal main bar inside is a hanging metal mobile depicting a school of stingrays. Two special captain's tables, inset with seashells and gold coins, are available for large groups, while a retro neon "Fresh Fish" sign reminds guests of the fishing docks where Shells fresh seafood first reaches shore. A live lobster tank is also featured.

    The new Shells comes at a time the company is remodeling several existing restaurants with its new contemporary look. Combined with the significant improvements Shells has made to its menu and service over the past several months, the new look has been embraced by guests and sales at the renovated restaurants have been very strong.

    Shells Seafood Restaurants Inc. currently manages and operates 26 full service, neighborhood seafood restaurants in Florida under the name "Shells". Shells restaurants feature a wide selection of fresh seafood items, including shrimp, oysters, clams, scallops, lobster, crab, mussels, and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

    In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.

SOURCE  Shells Seafood Restaurants, Inc.
    -0-                             03/22/2005
    /CONTACT:  Rick Van Warner, Shells Seafood Restaurants, Inc.,
+1-407-628-3104/

    /Web site:  http://www.shellsseafood.com/